Exhibit 99.B(l)(35)

February 26, 2016

Max Kadis

Vice President, TA Client Services

BNY Mellon Investment Servicing (US) Inc.

760 Moore Rd
Mail Stop 19K-1A18
King of Prussia, PA 19406

Re:                             PNC Investment Corp. Account

Account Number: 2100311022

Dear Mr. Kadis:

With regard to the investment in PNC International Growth Fund by PNC Investment Corp. (“PNCIC”), please use this letter of instruction to process the wire of $3,000,000 and allocate accordingly:

Fund	Fund Number	Distribution Amount
PNC International Growth Fund — Class I	450	$2,980,000
PNC International Growth Fund — Class A	150	$20,000

Can you please setup the Fund listed above in PNCIC’s existing seed account #2100311022.  Once established, please process the wire in this account on February 26, 2016.

Please wire to:

The Bank of New York Mellon

135 Santilli Highway

Everett, MA 02149

Wire Instructions for BNY Mellon Investment Servicing (US) Inc.:

Bank:	The Bank of New York Mellon
135 Santilli Highway
Everett, MA 02149

ABA #:	011-001-234
Account Name:	BNY Mellon Investment Servicing (US) Inc. as Agent for PNC Funds
Account #:	00-0073-5906
Attention:	Client Services

I am a duly appointed officer of PNC Investment Corp.

Regards,

/s/ Mark McGlone
Mark McGlone